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                                                                    Exhibit 32.1

      Certification of Chief Executive Officer and Chief Financial Officer

     Pursuant to 18 U.S.C. (S) 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Chief Executive Officer and Chief Financial Officer of NovaMed Eyecare, Inc. (the "Company") hereby certify that:

     (i) the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

    (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


             Dated: August 13, 2003       /s/  STEPHEN J. WINJUM
                                          ----------------------
                                          Stephen J. Winjum
                                          Chief Executive Officer

             Dated: August 13, 2003       /s/ SCOTT T. MACOMBER
                                          ---------------------
                                          Scott T. Macomber
                                          Chief Financial Officer



This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906, or another document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to NovaMed Eyecare, Inc. and will be retained by NovaMed Eyecare, Inc. and furnished to the Securities and Exchange Commission or its Staff upon request.

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